Exhibit h(xii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                        ADMINISTRATIVE SERVICES AGREEMENT

     This AGREEMENT is made as of November 1, 2004, between The Huntington National Bank, a national banking association having its principal office and place of business at 41 South High Street, Columbus, OH 43287 ("Huntington") and each of the following investment companies on an individual and not joint basis (each an "Investment Company"): The Huntington Funds and Huntington VA Funds, each a Massachusetts business trust having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, PA 15237-7010. Each Investment Company is entering into this Agreement on behalf of (and legally binds) its portfolios now existing or hereafter created, which shall be listed in the attached Investment Company Exhibit and revised from time to time (each such portfolio, including any classes of shares, a "Fund" and collectively the "Funds"). Huntington is entering into this Agreement on behalf of itself and any of its subsidiaries with which it may subcontract under this Agreement. Huntington and each Investment Company may be individually and collectively referred to as a "Party" or "Parties."

     WHEREAS, each Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), with authorized and issued shares of beneficial interests ("Shares"), each of which may be designated or divided into one or more classes ("Class" or "Classes");

     WHEREAS, the Investment Company desires to appoint Huntington as administrator to provide the Administrative Services described in this Agreement either exclusively or in conjunction with one or more sub-administrators, and Huntington desires to provide such services in return for the compensation identified in this Agreement and the related Administrative Services Fee Exhibit;

     WHEREAS, Huntington and each Investment Company propose to enter into a Sub-Administrative Services Agreement with Federated Services Company ("Federated") under which Federated will provide certain sub-administrative services and for which Huntington will compensate Federated;

     NOW THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, and intending to be legally bound, the Parties agree to the following:

Article 1. Appointment as Administrator.

     The Investment Company appoints Huntington as Administrator, and Huntington accepts such appointment under the terms of this Agreement.

Article 2. Huntington's Duties as Administrator.

     Subject to the supervision and control of the Investment Company's Board of Trustees ("Board") and in accordance with Proper Instructions (as defined hereafter) from the Investment Company, Huntington will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of each Investment Company and each of its Funds. In all cases, Huntington shall remain subject to the supervision and control of the Investment Company's Board of Trustees ("Board"). Huntington shall exclusively or in conjunction with any other Fund sub-administrator:

     A. assist in drafting, reviewing and maintaining the materials, minutes and scripts of Investment Company Board and Fund shareholder meetings;

     B. assist in coordinating Board meeting dates, agendas, responsibilities and deadlines;

     C. assist in preparing, filing, and maintaining the Investment Company's governing documents and any amendments thereto, including the Declaration of Trust (which has already been prepared and filed) and By-laws (collectively, the "Charter Documents"), and minutes of Board and Fund shareholder meetings;

     D. assist in preparing, reviewing and filing with the Securities and Exchange Commission ("SEC") and the appropriate state securities authorities: (i) the registration statements for the Investment
          Company and its Shares, including any prospectus, statement of additional information ("Prospectus") any and all amendments and supplements thereto ("Registration Statement"); (ii) reports to regulatory authorities and Fund shareholders; (iii) routine proxy statements; and (iv) such other documents necessary for the Investment Company to continuously offer its shares unless the Investment Company has directed another service provider to be responsible for such document preparation and filing;

     E. assist in preparing, negotiating, and administering contracts on behalf of the Investment Company with, among others, the Investment Company's investment advisers, sub-investment advisers, administrators, fund accountants, transfer agents, custodians, and distributors, subject to any applicable restrictions of the Board or the 1940 Act;

     F. assist in coordinating the layout and printing of Prospectuses and other publicly disseminated reports;

     G. perform internal audit examinations in accordance with a charter to be adopted by the Parties;

     H. coordinate and assist with the design, development, and operation of the Investment Company;

     I. provide individuals reasonably acceptable to the Board for nomination, appointment, or election as Investment Company officers, who will manage certain of the Investment Company's affairs as determined by the Board, including coordinating reports and presentations of the Investment Company's service providers;

     J. consult with the Investment Company, its Board, and any other service providers on matters concerning the Investment Company and its affairs, including researching securities, banking and ERISA regulatory issues impacting Investment Company operations;

     K. assist in the development and preparation of due diligence materials to assist the Board's consideration and approval of the Investment Company's service providers; assist in coordinating with fund counsel, independent auditors (including providing records), portfolio accountant, custodians and sub-custodians, rating and publication agencies, outside vendors (including printing and mailing income breakdown data to client services and transfer agent), and the SEC regarding inspections (including providing records) and comments on registration statements;

     L.   coordinate  printing,   distribution  and  tabulation  of  shareholder
          proxies;

     M. assist in the drafting and production of account applications and operational matters relating to establishing new accounts;

     N.   coordinate Trustee fee payments;

     O.   produce or coordinate production of operating and compliance reports;

     P. perform periodic oversight of the Investment Company's custodian and fund accountant in the maintenance of each Fund's general ledger and in the preparation of each Fund's financial statements, including oversight of expense accruals and payments, of the determination of each Fund's net asset value and of the declaration and payment of a Fund's dividends and other shareholder distributions;

     Q. monitor expenses, calculate the per share dividend and capital gains or losses, if any, for declaration and payment in the manner determined from time to time by the Board, and monitor compliance with the distribution requirements of a regulated investment company under Subchapter M of the Internal Revenue Code of 1986;

     R. oversee calculation of performance data of each Fund for dissemination to information services covering the investment company industry;

     S. assist in creating and coordinating strategic and tactical marketing support to the Funds and the Investment Company;

     T. prepare compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act with respect to the administrative services it provides, and coordinate with the Investment Company's Chief Compliance Officer on annual reviews of Huntington's procedures as required by such rule;

     U. oversee monitoring of shareholder accounts to detect and prevent frequent trading and late trading,

     V.   assist   transfer   agent  in  providing   personnel  and  support  in
          implementing and monitoring anti-money laundering efforts;

     W.   coordinate  with  the  investment   adviser  and  fund  accountant  in
          monitoring security pricing and fair valuation efforts;

     X. coordinate and assist with the disclosure of proxy voting policies and procedures and proxy voting results with proxy vendors, and assist in the preparation and review of Form N-PX filings;

     Y. provide administrative support and assistance to document third party distribution efforts (including variable annuity platforms), such as assisting in account initialization and contract negotiation processes; and

     Z. provide additional assistance to the Investment Company as Huntington may mutually agree from time to time, and provide general service relating to the Funds' operations.

     The foregoing, along with any additional services that Huntington shall agree in writing to perform under this Agreement, shall hereafter be referred to as "Administrative Services." Administrative Services shall not include any duties, functions, or services to be performed for the Investment Company by its investment adviser, sub-adviser, distributor, custodian, fund accountant (recordkeeper) or transfer agent pursuant to their respective contracts with the Investment Company or Huntington.

Article 3.  Common Personnel

     Any person (even though also a Huntington officer, director, trustee, partner, employee or agent) who may be or become an Investment Company officer, trustee, partner, employee or agent, shall be deemed, when rendering services to the Investment Company or acting on any Investment Company business (other than services or business in connection with Huntington's duties hereunder) to be rendering such services to or acting solely for the Investment Company and not as a Huntington officer, director, trustee, partner, employee or agent or one under the control or direction of Huntington even though paid by Huntington.

Article 4.  Proper Instructions.

     As used  throughout this Agreement,  a "Proper  Instruction"  means written instructions identifying the specific transaction or types of transactions involved that is signed or initialed by one or more person or persons authorized by the Board. Oral instructions are deemed Proper Instructions if (a) Huntington reasonably believes it has been given by a person previously authorized in writing to give such oral instructions with respect to the transaction involved, and (b) the Investment Company or Huntington promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company and Huntington are satisfied that such procedures afford adequate safeguards for the Funds' assets. Proper Instructions may only be amended in writing.

Article 5.  Investment Company Books, Records and Property.

     Huntington shall create, maintain and preserve all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of, and Rule 31a-2 under, the 1940 Act pertaining to the Administrative Services that it performs and which are not otherwise created, maintained and preserved by another party for the Investment Company. Such books and records shall be the Investment Company's property.

     The Investment Company or its authorized representatives may inspect such books and records at Huntington's premises during its normal business hours. At the Investment Company's request or pursuant to Proper Instructions, Huntington will promptly provide copies of any such books and records to the Investment Company or its authorized representatives at the Investment Company's expense.

     Upon the expiration of this Agreement and pursuant to Proper Instructions, Huntington will turn over to the Investment Company or its authorized representatives those Investment Company books, records and documents that Huntington created and maintained under this Agreement, provided that Huntington is reimbursed for all payments and expenses due and remaining under this Agreement, and further provided that such books and records are no longer needed by Huntington in performing its services or for its protection. Absent Proper Instructions regarding the delivery of Investment Company's books and records, Huntington may deliver them to the Investment Company's principal place of business or retain them for six years, during the first two years of which such documents will be in readily accessible form. Any books and records in Huntington's possession beyond that time period may be destroyed without further notice. In addition, Huntington has the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all Investment Company property (including books, records and documents) that Huntington held under this Agreement.

     Huntington agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in SEC's Regulation S-P, 17 CFR Part 248. Huntington agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specified law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Investment Company, in each instance in furtherance of fulfilling Huntington's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

     Huntington further agrees to maintain the confidentiality of the Fund's nonpublic information it receives in its role as Administrator, and to redisclose it only to authorized individuals or third parties in a manner consistent with the services contemplated under this Agreement and as proscribed or permitted by the Investment Company's policies and procedures on the disclosure of confidential information.

Article 6.  Compensation and Expenses.

     As compensation for services under this Agreement, the Investment Company shall compensate Huntington in accordance with the schedule of fees and expenses outlined in the Agreement's Administrative Services Fee Exhibit and such other provisions provided in this Agreement. Huntington shall have sole responsibility and liability for payment of compensation to Federated except for out-of-pocket expenses, which shall be borne by the Investment Company. Any fee exhibits shall be dated and executed by a duly authorized officer of the Investment Company and Huntington. Any amendments or adjustments to these fee exhibits shall be in writing and similarly executed. However, from time to time in its sole discretion, Huntington may waive all or a portion of such compensation it is entitled to receive under this Agreement. All rights of compensation shall survive the termination of this Agreement.

     Any compensation payable to Huntington shall be prorated for periods of less than a month, and shall be calculated with references to a Fund's assets as determined in the time and manner specified in each Fund's Prospectus.

     The Investment Company will accrue daily and pay Huntington monthly (or daily at Huntington's request) all compensation and out of pocket expenses contemplated under this Agreement. Out-of-pocket expenses include but are not limited to postage (including overnight courier service), envelopes, telephones, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, and expenses incurred at the specific direction of the fund. Out-of-pocket disbursements shall also include such other items agreed upon between the Parties from time to time. The Investment Company will reimburse Huntington for any non-routine expenses (reasonable or otherwise) it incurs at the Investment Company's request or consent. Huntington will maintain detailed information about such compensation and out of pocket expenses.

     Huntington shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services, including the compensation of Huntington employees who serve as Investment Company trustees or officers. Unless the Agreement explicitly provides to the contrary, the Investment Company shall be solely responsible, and shall promptly reimburse Huntington, for all expenses Huntington or Federated incurs on the Investment Company's behalf, including without limitation fees and expenses related to: postage and courier services; printing, document production, registration and filings; travel; outside counsel, independent auditors, or other professional services; organization of the Investment Company and its Funds; insurance coverage; interest; membership in trade organizations; compensation of persons who are not Huntington's employees; custody, fund accounting, investment advisory, and other service providers; brokerage services; taxes; Board members; fees payable to federal, state and other governmental agencies; and all other expenses properly payable by the Investment Company.

Article 7.  Documents.

   A. On or before the execution of this Agreement, the Investment Company shall provide Huntington with the following documents:

        (1)   A copy of the Investment Company's Charter Documents;

        (2) A copy of the Board resolution authorizing this Agreement; and

        (3)   A copy of each Fund's Prospectus.

   B.   From time to time, the Investment Company will furnish
        Huntington upon its request with following documents:

        (1) The Investment Company's Registration Statement and related amendments as filed with the SEC, and orders regarding the sale of Shares;

        (2)   A certified copy of each amendment to the Charter
              Documents;

        (3)   Certified copies of each Board vote authorizing
              Investment Company officers to give Proper Instructions;
              and

        (4) Such other certifications, documents or opinions that Huntington may, in its discretion, deem necessary or appropriate to properly perform its duties under this Agreement.

Article 8.  Representations and Warranties.

   A.   Representations and Warranties of Huntington

        Huntington represents and warrants to the Investment Company that:

        (1) It is a nationally-chartered banking institution duly organized, existing and in good standing under the laws of its charter;

        (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

        (3) It is empowered under applicable laws, its organizational documents and company proceedings to enter into and perform this Agreement;

        (4) It has and will have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        (5) It is in compliance with federal securities law and applicable federal and state banking requirements and is in good standing to serve as an administrator under this Agreement.

   B.   Representations and Warranties of the Investment Company

        The Investment Company represents and warrants to Huntington that:

        (1) It is an investment company duly organized, existing and in good standing under the laws of its state of organization;

        (2) It is empowered under applicable laws, by its Charter Documents and company proceedings to enter into and perform its obligations under this Agreement;

        (3) It is an open-end investment company registered under the 1940 Act; and

        (4) A registration statement under the 1933 Act and 1940 Act is or will be effective, and appropriate authorizations for state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale.

Article 9.  Investment Company's Responsibilities.

     The Investment Company shall be solely responsible for the preparation, contents and distribution of a Fund's offering document and its Registration Statement and for complying with all applicable requirements of the Securities Act of 1933 (the "1933 Act"), the 1940 Act, the Internal Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.

Article 10.  Huntington's Responsibility.

     Huntington shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence on its part in the performance of Huntington's duties or from reckless disregard by it of its obligations and duties under this Agreement.

Article 11.  Assignment.

     Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by a Party without the written consent of the other Party.

     A. Either Party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such Party upon prior written notice. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns.

     B. Without further consent of the Investment Company, Huntington may subcontract for the performance of Administrative Services with a wholly-owned subsidiary of Huntington, or with any other subsidiary owned or controlled by Huntington Bancshares Incorporated. Huntington shall be held to the same level of responsibility and liability to the Investment Company for this subcontractor's acts and omissions.

     C. Upon Proper Instructions from the Investment Company, Huntington will subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in A. and B. above; but Huntington is not responsible for the acts and omissions of such agent.

Article 12.  Indemnification.

   A.   Indemnification by Investment Company

        Huntington shall not be responsible for and the Investment Company or Fund shall indemnify and hold harmless Huntington, including its affiliates and all their officers, directors, trustees, employees, shareholders and agents against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

(1)   The acts or omissions of any entity that contracts with and/or provides services to the Investment Company (including any adviser, sub-adviser, custodian, fund accountant, transfer agent, or administrator other than Huntington) other than a subcontractor Huntington selects under Article 11.A. or 11.B.

(2)   The reliance on or use by Huntington or its agents or
           subcontractors of information, records and documents in proper form which

              (a) are received by Huntington or its agents or subcontractors from advisers, sub-advisers, custodian, fund accountant, transfer agent, or other third parties contracted by or approved by the Investment Company or Fund for use in the performance of services under this Agreement; or

              (b) have been prepared and/or maintained by the Investment Company or its affiliates or any other person or firm on behalf of the Investment Company.

(3)   The reliance on, or the carrying out by Huntington or its agents or subcontractors of, Proper Instructions of the Investment Company or a Fund.

(4)   The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

           Provided, however, that Huntington shall not be protected by this Article 12A. from liability for any act or omission resulting from Huntington's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties.


   B.   Reliance

        At any time Huntington may apply to an Investment Company officer for instructions, and may consult with legal counsel (who may be counsel for the Investment Company) with respect to any matter arising in connection with the services to be performed by Huntington under this Agreement, and Huntington and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in good faith reliance upon such instructions or upon the opinion of such counsel, provided such action is not in violation of applicable federal or state laws or regulations.

    C.  Notification

        The Party seeking indemnification under this Agreement ("Claimant") shall use all reasonable care to promptly identify and notify the Party against whom indemnification is or may be sought ("Indemnifier") concerning any situation that involves or probably will involve a claim for indemnification, and shall advise the Indemnifier of all pertinent facts and developments concerning such situation. The Indemnifier has the option to defend Claimant against any indemnifiable claim. If the Indemnifier elects to defend the Claimant, Indemnifier must first notify Claimant before taking over complete defense of the claim. Thereafter, Claimant shall initiate no further legal or other expenses for which it would seek indemnification under this Agreement. Further, the Claimant shall not confess any claim or compromise any case for which the Indemnifier would be obligated to indemnify Claimant unless the Indemnifier gives prior written consent.

Article 13.  Term and Termination of Agreement.

   The services and compensation under this Agreement shall be effective on November 1, 2004, and shall continue through October 31, 2006 ("Initial Term"). Thereafter, the Agreement will automatically renew for successive twelve (12) month terms (a "Renewal Term") unless Huntington receives written notice of termination from the Investment Company no less than ninety (90) days prior to the expiration of the Initial Term or a Renewal Term. The termination date for all original or after-added Funds that are, or become, covered under this Agreement shall be coterminous.

   In addition, each Party reserves the right to immediately terminate this Agreement upon giving written notice of: the dissolution or liquidation of either Party or other cessation of business other than a merger, reorganization, recapitalization, sale of all or substantially all of the assets of such Party as an ongoing business, or other transaction designed to defeat or frustrate the economic purposes and contractual obligations of either Party under this Agreement; financial difficulties on the part of either Party which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or a final, unappealable judicial, regulatory or administrative ruling or order in which either Party has been found guilty of criminal behavior in the conduct of its business.

   If the Investment Company terminates this Agreement, the Investment Company bears full responsibility and will promptly reimburse Huntington for its reasonable out-of-pocket expenses associated with transferring or moving Investment Company books, records and materials maintained by Huntington under this Agreement. Additionally, Huntington reserves the right to charge the Investment Company for any other reasonable expenses associated with such termination. The provisions of Article 10. Huntington's Responsibility and Article 12. Indemnification shall survive this Agreement's termination.

Article 14.  Notices.

   Unless otherwise specifically provided herein, notices and other writings shall be delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, Attention: Secretary, and to Huntington at Huntington Center, 5th Floor, 41 South High Street, Columbus, OH 43287,
Attention: Daniel B. Benhase, Executive Vice President, Private Financial Group, or to such other address as the Investment Company or Huntington may hereafter specify in writing, and shall be deemed to have been properly delivered or given hereunder.

Article 15.  Governing Law and Venue

   The laws of the Commonwealth of Pennsylvania shall govern the construction and interpretation of this Agreement without regard to the conflict of laws principle. The Parties irrevocably consent to the jurisdiction and venue of any federal or state court in Allegheny County in the Commonwealth of Pennsylvania, in connection with any action or proceeding arising out of this Agreement. The Parties also irrevocably waive the right to object to the venue of any court on the ground of forum non conveniens.

Article 16.  Amendments and Additional Provisions.

   This Agreement may be amended or modified only by a written agreement executed by all Parties. From time to time, Huntington and/or the Investment Company may agree on interpretive or additional provisions under this Agreement that are consistent with the Agreement's operation and general tenor and do not contravene any applicable federal or state regulations or any provision of the Charter Documents. Any such interpretive or additional provisions shall be written, signed by both Parties, and attached to this Agreement, but shall not be deemed to be an amendment to this Agreement.

Article 17.  Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

Article 18.  Merger of Agreement.

   This Agreement constitutes the entire agreement among the Parties and supersedes any prior oral or written agreement of the Parties.

Article 19.  Severability.

   In the event any provision of this Agreement is held illegal, void or unenforceable, the balance of this Agreement shall remain in effect.

Article 20.  Force Majeure.

   Huntington shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Investment Company as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance. However, Huntington represents that it has a business continuity plan designed to restore services as promptly as practicable upon such events.

Article 21. Limitations of Liability of Investment Company Trustees and Shareholders.

   The execution and delivery of this Agreement have been authorized by the Investment Company Trustees and signed by an authorized Investment Company officer, acting as such, and neither such authorization by these Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Investment Company, but bind only the property of the individual Funds, or Class, as provided in the Declaration of Trust.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                              THE HUNTINGTON FUNDS


                              By:  /s/ George M. Polatas
                                 --------------------------------------
                              Name:  George M. Polatas
                              Title:  Vice President


                              HUNTINGTON VA FUNDS


                              By:  /s/ George M. Polatas
                                 --------------------------------------
                              Name:  George M. Polatas
                              Title:  Vice President


                              THE HUNTINGTON NATIONAL BANK


                              By:  /s/ B. R. Bateman
                                 --------------------------------------
                              Name:  Bruce R. Bateman
                              Title:  Senior Vice President and Chief
Investment Officer



                       INVESTMENT COMPANY EXHIBIT
                                   To
                  AGREEMENT FOR ADMINISTRATIVE SERVICES
                                  among
                      THE HUNTINGTON NATIONAL BANK,
              THE HUNTINGTON FUNDS AND HUNTINGTON VA FUNDS

                                                       Revised:  11/01/04

The Huntington Funds
                           List of Portfolios
                    Huntington Dividend Capture Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                 Huntington Fixed Income Securities Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                 Huntington Florida Tax-Free Money Fund
                           Investment A Shares
                              Trust Shares
                         Huntington Growth Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                      Huntington Income Equity Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
             Huntington Intermediate Government Income Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                  Huntington International Equity Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                    Huntington Michigan Tax-Free Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                    Huntington Mid Corp America Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares

                      Huntington Money Market Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                            Interfund Shares
                   Huntington Mortgage Securities Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                       Huntington New Economy Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
               Huntington Ohio Municipal Money Market Fund
                           Investment A Shares
                              Trust Shares
                      Huntington Ohio Tax-Free Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                    Huntington Rotating Markets Fund
                           Investment A Shares
                              Trust Shares
       Huntington Short/Intermediate Fixed Income Securities Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
               Huntington U.S. Treasury Money Market Fund
                           Investment A Shares
                              Trust Shares
                        Huntington Situs Small Cap Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares
                        Huntington Macro 100 Fund
                           Investment A Shares
                           Investment B Shares
                              Trust Shares

Huntington VA Funds
                           List of Portfolios
                        Huntington VA Growth Fund
                   Huntington VA Dividend Capture Fund
                    Huntington VA Income Equity Fund
                   Huntington VA Mid Corp America Fund
                     Huntington VA New Economy Fund
                   Huntington VA Rotating Markets Fund
                      Huntington VA Macro 100 Fund
                 Huntington VA International Equity Fund
                 Huntington VA Mortgage Securities Fund
                   Huntington VA Situs Small Cap Fund

                   ADMINISTRATIVE SERVICES FEE EXHIBIT


     The Investment Company agrees to pay and Huntington hereby agrees to accept as full compensation for its Administrative Services under this Agreement an Administrative Services fee at the following annual rate:

            Fee Rate                    Average Daily Net Assets of the Fund
             .135%                        on the first $4 billion
             .125%                        on the next $3 billion
             .115%                        on assets in excess of $7 billion


   There is no minimum annual fee per Fund or Share Class.

     IN WITNESS WHEREOF, the Parties hereto have caused this Administrative Services Fee Exhibit to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year below.

Dated:                      November 1, 2004


                              THE HUNTINGTON FUNDS


                              By:  /s/ George M. Polatas
                                 --------------------------------------
                              Name:  George M. Polatas
                              Title:  Vice President


                              HUNTINGTON VA FUNDS


                              By:  /s/ George M. Polatas
                                 --------------------------------------
                              Name:  George M. Polatas
                              Title:  Vice President


                              THE HUNTINGTON NATIONAL BANK


                              By:  /s/ B. R. Bateman
                                 --------------------------------------
                              Name:   Bruce R. Bateman
                              Title:  Senior Vice President and Chief
                                      Investment Officer